Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Gold Kist Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Atlanta, Georgia

May 11, 2004